Exhibit 10.1
Execution Copy
AMENDED AND RESTATED
INDEPENDENT CONTRACTOR AGREEMENT
     This AMENDED AND RESTATED INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is made as of the 8th day of August, 2008 (the “Effective Date”), by and between iRobot Corporation, a Delaware corporation with a principal office at 8 Crosby Drive, Bedford, Massachusetts, 01730 and its affiliates, successors, assigns and duly authorized representatives (the “Company”), and Rodney A. Brooks, an individual with an office at The Stata Center of The Massachusetts Institute of Technology (“MIT”), Cambridge, Massachusetts, 02139 (“Contractor”). This Agreement amends and restates in its entirety the Independent Contractor Agreement, dated December 30, 2002, by and between Company and Contractor (the “Existing Agreement”).
     WHEREAS, the Company and Contractor are parties to the Existing Agreement;
     WHEREAS, Contractor desires to commence work with two new entities, Heartland Robotics, Inc. (“Heartland”) and BrooksLab, LLC (“BrooksLab”);
     WHEREAS, Heartland proposes to engage in the business of developing, producing, marketing and selling products or services in the Robotics Industry (as defined below) for use in industrial and plant automation or with material handling applications outside of the defense or homeland security industries (the “Heartland Opportunity”);
     WHEREAS, BrooksLab proposes to engage in the business of incubating and commercializing new ideas and technologies in the Robotics Industry and licensing or assigning such new ideas or technologies to new or existing business entities, provided that such new ideas or technologies incubated or commercialized by BrooksLab (i) shall not have applications in industrial or plant automation, (ii) shall not constitute material handling applications and/or (iii) shall not be in the Mobile Robotics Industry (the “BrooksLab Opportunity” and, together with the Heartland Opportunity, the “Opportunities”);
     WHEREAS, the term “Robotics Industry” for all purposes of this Agreement shall mean those areas of business where embedded control, mechanical actuations, sensors and artificial intelligence are combined together to create value; and the term “Mobile Robotics Industry” for all purposes of this Agreement shall mean those areas of business where embedded control, mechanical actuations, sensors and artificial intelligence are combined together to create a mobile system that delivers value;
     WHEREAS, Contractor and Company desire Contractor to remain a Director of the Company and to continue to perform certain services for the Company on an independent contractor basis while pursuing the Opportunities;
     WHEREAS, in consideration of the Company entering into this Agreement, Contractor has caused Heartland to enter into a separate stock purchase agreement with the Company;

     WHEREAS, Contractor and Company desire to, and hereby do, amend and restate the Existing Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:
     1. Services:
     (a) Company hereby retains Contractor, and Contractor hereby agrees to continue to perform for Company, certain services assigned to Contractor by Company, including, but not limited to, fundraising, marketing, and technical projects, all such services and projects to be outside of the usual course of the Company’s business and relate to areas of the Company’s business that do not in any way over-lap with the Opportunities (the “Services”). Contractor is responsible for providing the necessary equipment, tools, materials and supplies to perform the Services.
     (b) Contractor agrees to keep Company updated, promptly upon Company’s request, of any progress, problems, and/or developments of which Contractor is aware regarding the Services. Company shall have the right to require such updates in writing from Contractor in a format specified by Company or acceptable to Company in its sole discretion.
     (c) From time to time, the Company may ask the Contractor to work with and at the direction of the Company’s legal counsel in order to provide assistance on certain legal matters. It is the company’s intention that such work be covered by the attorney-client privilege to the maximum extent permitted by law, and the Contractor agrees to cooperate with the Company in all reasonable respects in such matters.
     2. Compensation:
     (a) In exchange for the full, prompt, and satisfactory performance of all Services to be rendered to Company hereunder (not to exceed 35 hours per month), Company shall provide Contractor, as full and complete compensation for the Services rendered hereunder, compensation at the rate of $500.00 per hour. Company shall pay such compensation within 30 days of the date of each invoice from Contractor setting forth the Services performed (but Contractor will not submit invoices more often than monthly and the Company shall in all cases have the right to dispute or approve matters set forth on any such invoice).
     (b) Company hereby agrees that Contractor may be eligible for additional compensation for specific projects. Such additional compensation, and whether Contractor is eligible for same, will be determined and awarded at the Company’s sole discretion.
     (c) The Company will, upon substantiation thereof, reimburse the Contractor for all reasonable expenses required in the ordinary course of business and incurred by the Contractor in connection with the Services. The Contractor must regularly submit, to the Treasurer of the Company, a statement of these expenses and will comply with such other accounting and reporting requirements as the Company may from time to time establish.

     (d) Contractor shall not be entitled to receive any other compensation or any benefits from Company (except as expressly set forth herein). Except as otherwise required by law, Company shall not withhold any sums or payments made to Contractor for social security or other federal, state or local tax liabilities or contributions, and all withholdings, liabilities, and contributions shall be solely Contractor’s responsibility. Contractor expressly acknowledges and agrees that Contractor is obligated to pay all taxes arising from Contractor’s receipt of payments for the provision of Services and that he will not be eligible for any employee benefits and expressly waives any entitlement to such benefits. Contractor further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company (i) to pay withholding taxes or similar items, or (ii) resulting from any determination by a federal, state or local authority that Contractor is not or was not an independent contractor. Further, Contractor understands and agrees that the Services are not covered under the unemployment compensation laws and are not intended to be covered by workers’ compensation law.
     3. Confidentiality and Nondisclosure. For purposes of this Section 3 and Sections 4 and 5 of this Agreement, the “Company” shall include iRobot, its subsidiaries, corporate entities (other than Heartland and its subsidiaries) in which, to the Contractor’s knowledge, iRobot has made a minority equity investment and their respective successors and assigns. In consideration and as a condition of the Contractor’s continuing relationship with the Company and the compensation paid for Contractor’s performance of the Services, the Contractor agrees as follows:
     (a) Except as deemed necessary by the Contractor to perform the Services hereunder, (i) to keep confidential, except as the Company may otherwise consent in writing, and not to disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to the Contractor’s relationship with the Company, any trade secrets, confidential information, knowledge, data, or other information of the Company relating to products, processes, know-how, designs, customer lists, business plans, marketing plans and strategies, and pricing strategies pertaining to any business of the Company, which the Contractor may produce, obtain or otherwise acquire during the course of his relationship with the Company (“Confidential Information”), except as herein provided, and (ii) not to deliver, reproduce or in any way allow any such Confidential Information, or any documentation relating thereto to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company. Notwithstanding the foregoing, Confidential Information shall not include (1) the Contractor’s skills and general knowledge about the Robotics Industry, it being understood that Contractor’s skills and general knowledge relating to the Robotics Industry may have been, and may continue to be, developed or enhanced, in part, as a result of Contractor’s past or future provision of Services to the Company, (2) Confidential Information that has been disclosed or released to the general public unless such disclosure or release is as a result of Contractor’s breach of this Agreement, (3) Confidential Information that is available to Contractor on a non-confidential basis from a source other than the Company, provided such source is not and was not bound by a confidentiality agreement with the Company, (4) Confidential Information which, at the time of disclosure, had previously been developed by Contractor independently of and without reference to the Confidential Information, or (5) Confidential Information which at the time of disclosure, and with respect to such disclosure only, is required to be disclosed pursuant to a requirement of law.

     (b) In the event of termination of the Contractor’s relationship with the Company for any reason whatsoever, Contractor agrees: (i) to surrender and deliver to the Company promptly all records, materials, equipment, drawings and data of any nature pertaining to the Company, regardless of whether containing any Confidential Information, and the Contractor will not take with him any description containing or pertaining to any Confidential Information which the Contractor may produce or obtain during the course of performing the Services; (ii) after returning all such Company property, the Contractor shall promptly delete and finally purge all duplicates, electronic or otherwise, from any computer or device under his possession or control; and (iii) to sign and deliver a “Termination Certificate” in the form attached as Exhibit A.
     (c) To keep and maintain adequate and current written records of all sales and customer transactions related to the Services that are material to the Company, which records shall be available to and remain the sole property of the Company at all times.
     (d) Except as set forth in this Agreement, Contractor acknowledges and agrees that he will not use any Confidential Information in connection with the pursuit or furtherance of the Opportunities.
     4. Restrictive Covenants. During the term of this Agreement and for a period of one (1) year after the termination of this Agreement for Section 4(a) and two (2) years after the termination of this Agreement for Sections 4(b) and 4(c), regardless of the reason for the termination, the Contractor shall not, without the Company’s prior written consent, which shall not be unreasonably withheld, directly or indirectly:
     (a) as an individual proprietor, partner, stockholder, officer, employee, Contractor, director, joint venturer, saver, lender, or in any other capacity whatsoever (other than as a holder of not more than 5% of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products or services similar to products or services in the Mobile Robotics Industry. Notwithstanding the foregoing, the Company acknowledges and agrees that Contractor may: (i) pursue and otherwise engage in the Opportunities, (ii) perform his academic or administrative responsibilities as a professor (whether or not on leave of absence) at the Massachusetts Institute of Technology or other academic institution, (iii) serve as an advisor to the chief executive officer of John Deere & Company and as a member of the Global Technology and Innovation Advisory Council of John Deere & Company, (iv) serve as a member of the International Scientific Advisory Group (ISAG) of the National Information Communication Technology of Australia, (v) serve as a member of the Green Tech Advisory Board of Trident Capital or (vi) serve as a member of grant-making and other foundation boards and otherwise engage in civic and charitable activities (the activities referenced in these clauses (i) through (vi) being referred to herein as the “Permitted Activities”) without, in any such case, violating this Section 4(a) or any other provision of this Agreement.
     (b) recruit, solicit or induce, or attempt to induce, any employee, Contractor or agent of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

     (c) divert or take away from the Company, or solicit or attempt to divert or take away from the Company, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company.
     5. Representations and Warranties of Contractor.
     Contractor hereby represents and warrants to the Company that:
     (a) Contractor has provided the Company with accurate information related to the proposed activities of Heartland and Brooks Labs and, as of the date hereof, Contractor does not plan to undertake any activities in connection with the Opportunities other than as has been disclosed to the Company or provided for in this Agreement; and
     (b) This Agreement constitutes the legal, valid and binding obligation of Contractor, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency or similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally.
     (c) Contractor will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, ideas, products, processes, algorithms, databases, computer programs, formulae, techniques, know-how, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by Contractor (alone or jointly with others) in connection with performing Services for and on behalf of the Company. Contractor acknowledges that all past and future services performed by Contractor for or on behalf of the Company have been and will be on a “work for hire” basis, and Contractor hereby assigns and transfers and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all Contractor’s right, title and interest in all Developments that (i) relate to the business of the Company or any customer of the Company or any of the products or services being researched, developed, manufactured, performed or sold by the Company or which may be used with such products or services; provided, however, that this clause (i) shall apply only to Developments conceived or reduced to practice by Contractor prior to the Effective Date; (ii) result from tasks assigned to Contractor by the Company and/or the Services (it being understood that, from and after the Effective Date, no such tasks or Services shall relate to the Opportunities and that any Developments relating to the Opportunities shall not be assigned to, or otherwise become the property of, the Company); or (iii) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, service marks and service mark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).
     This Agreement does not obligate Contractor to assign to the Company any Development which arises in connection with Contractor’s work while pursuing the Permitted Activities or is developed entirely on Contractor’s own time.

     6. Representations and Warranties of the Company.
     The Company hereby represents and warrants the Company that:
     (a) This Agreement has been duly authorized by proper action on the Company’s part, and it has been duly executed and delivered by an authorized officer or agent of the Company;
     (b) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency or similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally;
     (c) This Agreement and the transactions contemplated hereby have been reviewed and approved by the Company’s Nominating and Corporate Governance Committee; and
     (d) The Company’s General Counsel has either (i) specifically confirmed in writing that no further approvals are necessary in connection with Contractor’s pursuit or furtherance of the Opportunities; or (ii) specifically confirmed in writing that all requisite corporate approvals have been obtained with respect to Contractor’s pursuit or furtherance of the Opportunities.
     7. Freedom to Pursue Opportunities.
     (a) The Company acknowledges and agrees that it has been presented with a general description of the proposed activities of Heartland and BrooksLabs and, based on the descriptions presented to the Company, it has declined to participate in the Opportunities. Contractor shall have no liability to the Company under the corporate opportunity doctrine or otherwise by reason of the sole fact that Contractor, Heartland and/or BrooksLab directly or indirectly pursues the Opportunities or directs the Opportunities to another person or entity.
     (b) In the event that, while Contractor remains a director of the Company or Contractor continues to provide Services to the Company pursuant to this Agreement, Contractor, directly or indirectly, desires to pursue a business opportunity not constituting an Opportunity (as defined herein) that reasonably could be expected to be pursued by the Company or to belong to the Company (a “Company Business Opportunity”), Contractor shall promptly notify the Company of the nature of such Company Business Opportunity by providing the Company with a written description thereof. The Company shall act in good faith to respond to such notice as promptly as practicable with the understanding that, if the Company Business Opportunity is clearly not an opportunity that the Company will pursue, the Company shall so notify the Contractor within 30 days. If the Company does not notify the Contractor that it will not pursue the Company Business Opportunity within said 30-day period, the Company shall enter into meaningful discussions with Contractor as to whether or not it will pursue such Company Business Opportunity, shall diligently pursue such discussions and shall use its best efforts to determine whether or not it will pursue such Company Business Opportunity in as expeditious a manner as practical.
     8. Indemnification/Release.

     (a) Contractor agrees to take all necessary precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company’s property) during the term of this Agreement, and shall indemnify, defend and hold harmless Company, its officers, directors, stockholders, employees, representatives and/or agents from any claim, liability, loss, cost, damage, judgment, settlement or expense (including reasonable attorney’s fees) resulting from or arising in any way out of injury (including death) to any person or damage to property arising in any way out of any act, error, omission or negligence on the part of Contractor in the performance or failure to fulfill any Services or obligations under this Agreement.
     (b) Contractor further agrees that any breach of this Agreement by Contractor will cause irreparable harm to Company and that in the event of such breach or threatened breach, Company shall have, in addition to any and all remedies of law and those remedies stated in this Agreement, the right to an injunction or other equitable relief to prevent the violation of Contractor’s obligations hereunder. Contractor and the Company further agree that no bond or other security shall be required in obtaining such equitable relief and Contractor and the Company, hereby consent to the issuances of such injunction and to the ordering of such specific performance.
     (c) Contractor agrees to indemnify and hold Company harmless from and against any and all claims, demands, liabilities, damages, costs, or expenses (including without limitation attorney’s fees, back wages, liquidated damages, penalties or interest) resulting from Company’s failure to withhold, or pay any and all federal or state taxes required to be withheld or paid by employers or employees, including, without limitation, and any and all income tax, social security, and F.U.T.A. taxes.
     9. Termination.
     This Agreement shall be effective on the date hereof and shall continue until terminated by either party upon sixty (60) days’ written notice. In the event of termination, Contractor shall ensure, upon request, that he will perform such work as may be requested to complete and/or transfer work in process to Company or to a party designated by Company. Contractor shall be compensated at the rate specified in Section 2(a) for such services.
     10. Independent Contractor Status.
     Company and Contractor expressly agree and understand that Contractor is an independent contractor and nothing in this Agreement nor the Services rendered hereunder is meant, or shall be construed in any way or manner, to create between them a relationship of employer and employee, principal and agent, partners, joint employers or any other relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement. Contractor is not Company’s agent and, except as expressly authorized (after the date hereof) by Company in writing, is not authorized and shall not have the power or authority to bind Company or incur any liability or obligation, or act on Company’s behalf. Without Company’s prior written consent, at no time shall Contractor represent that he is an agent of Company, or that any of the views, advice, statements and/or information that may be provided while performing the Services are those of Company.

     While Company is entitled to provide Contractor with general guidance to assist Contractor in completing the scope of work to Company’s satisfaction, Contractor is ultimately responsible for directing and controlling the performance of the task and the scope of work, in accordance with the terms and conditions of this Agreement. Contractor shall use his best efforts, energy and skill in his own name and in such manner as he sees fit.
     11. General.
     (a) This Agreement does not create an obligation on Company to continue to retain Contractor except as set forth herein. This Agreement may not be changed unless mutually agreed upon in writing signed by both Contractor and Company. Sections 3, 4, 5, 6, 7 and 8 shall survive the termination of this Agreement regardless of the manner of such termination. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.
     (b) Contractor hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limited or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.
     (c) Company shall have the right to assign this Agreement to its successors and assigns and this Agreement shall inure to the benefit of and be enforceable by said successors or assigns. Contractor may not assign this Agreement or any rights or obligations hereunder without Company’s prior written consent. This Agreement shall be binding upon Contractor’s heirs, executors, administrators and legal representatives. This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. Moreover, the parties hereby irrevocably submit to the exclusive jurisdiction of the state or federal courts of the Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon this Agreement and agree not to commence any such claim or action other than in the above-named courts.
     (d) This Agreement contains the entire agreement between the parties hereto with respect to the engagement of Contractor by Company herein, All other negotiations and agreements (written or oral) between the parties are superseded by this Agreement, including, without limitation, the Existing Agreement, the agreement, dated as of January 1, 1997, by and between Company’s predecessor (IS Robotics Corporation) and Contractor and the November 12, 1998 Inventions Agreement between Contractor and Company’s predecessor, IS Robotics Corporation, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein. The language of all parts of this Agreement will in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against either party hereto.

     (e) All notices provided for in this Agreement shall not be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses as set forth at the beginning of this Agreement, or to such other address or addresses as either arty may later specify by written notice to the other.
     (f) This Agreement may be signed in one or more counterparts.
     IN WITNESS WHEREOF, the parties hereto have executed this Independent Contractor Agreement under seal as of the date first above written.

iRobot Corporation

By:	/s/ Colin Angle

Colin Angle

Its:	CEO

/s/ Rodney Brooks

Rodney Brooks

Exhibit A
[Form of Termination Notice]